EXHIBIT 99

Mary Lynn D. Lenz, President and Chief Executive Officer, and Edward Bernardo, Jr. Vice President and Treasurer of Slade's Ferry Bancorp (the "Company"), each hereby certifies, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, that to the best of his knowledge:

      1) this Quarterly Report on Form 10-Q of the Company for the quarterly period ended March 31, 2003 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange
            Act of 1934 (15 U.S.C. 78m or 780(d); and
      2) the information contained in this Form 10-Q fairly represents in all material respects, the financial condition and results of operations of the Company.


May 14,  2003                         /s/ Mary Lynn D. Lenz
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(Date)                                (Signature) Mary Lynn D. Lenz
                                      President/Chief Executive Officer


May 14, 2003                          /s/ Edward Bernardo Jr.
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(Date)                                (Signature) Edward Bernardo Jr.
                                      Vice President/Treasurer
                                      Chief Financial Officer/
                                      Chief Accounting Officer